UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

 of the Securities Exchange Act of 1934

October 8, 2025

Date of Report (Date of Earliest Event Reported)

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.03	Material Modifications to Rights of Security Holders.

On October 10, 2025, Mallinckrodt plc (the “Company”) declared the issuance (the “Issuance”) of 45,564 preferred shares, par value US$0.001 per share (each, a “Preferred Share”), of the Company for each outstanding ordinary share, par value US$0.01 per share (the “Ordinary Shares”), of the Company to shareholders of record as of the close of business on October 8, 2025 (the “Record Date”). The Preferred Shares were issued pursuant to article 3(d) of the Articles of Association of the Company (the “Articles of Association”) and the resolution of the board of directors of the Company on September 10, 2025, authorizing the Issuance and adopting the preferences, limitations and relative rights described in the Mallinckrodt plc 2025 Preferred Share Terms (the “Preferred Share Terms”), . The Preferred Share Terms include the following terms, among others:

Voting Rights

The Preferred Shares do not carry the right to attend, speak or vote at general meetings of the Company, and the holders of the Preferred Shares will have no right, in their capacity as holders of the Preferred Shares, to receive notice of any general meeting of the Company nor to attend, speak or vote at any such meeting.

Dividends

The Preferred Shares do not carry the entitlement to a dividend and the holders of the Preferred Shares will have no right, in their capacity as holders of the Preferred Shares, to participate in any dividends declared and paid by the Company.

Redemption

The Preferred Shares are redeemable at the option of the Company, acting by the Board of Directors (the “Board”) in its absolute discretion, at any time for (i) nil consideration; or (ii) such other consideration as may be determined by the Board in its absolute discretion (including any price that is less than, equal to or greater than the nominal value of the Preferred Shares) (the “Redemption Consideration”), and such Redemption Consideration may be in cash or in the form of specific assets or entitlements (as determined by the Board), with the ability for each holder to receive a particular form of consideration being subject to such additional requirements and/or conditions as may be set by the Board from time to time. The holders of the Preferred Shares will not have any entitlement to require the redemption or acquisition of the Preferred Shares by the Company.

Unless previously redeemed, the Preferred Shares will automatically be redeemed in their entirety for nil consideration on the date falling 90 days after the date of issuance of the Preferred Shares, unless the Board determines otherwise (at its sole discretion) prior to such date; provided that the Board may, prior to such date, determine to amend such date to a later date and may exercise this power of extension on more than one occasion for successive extensions at its discretion.

Liquidation Preference

The holders of the Preferred Shares will have the right to a return of capital on a dissolution, liquidation or winding up of the Company, such entitlement to be limited to the repayment of the amount paid up or credited as paid up in respect of the nominal capital on the Preferred Shares, and will be paid in priority to any repayment of capital to the holders of Ordinary Shares following an initial US$10,000,000,000 having first been paid in aggregate to the holders of the Ordinary Shares. The holders of the Preferred Shares will not be entitled to any further participation in the assets or profits of the Company upon a dissolution, liquidation or winding up.

Transferability

The Preferred Shares may be transferred subject to (i) the provisions of the Irish Companies Act 2014 (the “Companies Act 2014”) and the Articles of Association relating to transfer, including without limitation section 174 of the Companies Act 2014 and article 25 of the Articles of Association; and (ii) compliance with the Staple Condition (as defined below), as determined by the Board at its discretion. The Preferred Shares will not otherwise be transferrable except where compliance with the foregoing clauses (i) and (ii) has occurred. The Preferred Shares may only be transferred in blocks of 45,564 and not any number greater or lesser than that. Any proposed transfer of Preferred Shares that does not equal 45,564 or a multiple of 45,564 will be considered void.

For each 45,564 Preferred Shares proposed to be transferred by a holder of such shares, one Ordinary Share held by the same holder will also be transferred, rounded up or down to the nearest whole number of Ordinary Shares, and in each case to the same transferee and at the same time, and subject always to each such transfer being in compliance with the applicable provisions of the Companies Act 2014 and the Articles of Association (the “Staple Condition”). Similarly, at any time that a holder of Preferred Shares transfers Ordinary Shares, such holder will be required to transfer 45,564 Preferred Shares for each one Ordinary Share so transferred, to the same transferee and at the same time, in compliance with the applicable provisions of the Companies Act 2014 and the Articles of Association.

This summary does not purport to be complete and is qualified in its entirety by reference to the Preferred Share Terms, a copy of which is attached as Exhibit 4.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.03 in its entirety.

On October 8, 2025, the shareholders of the Company, approved an ordinary resolution to subdivide and increase the authorized share capital of the Company to US$3,005,000,000 and €25,000 divided into 500,000,000 Ordinary Shares of US$0.01 each, 3,000,000,000,000 Preferred Shares of US$0.001 each and 25,000 Ordinary A Shares of €1.00 each. The Articles of Association reflecting the amended authorized share capital of the Company were subsequently filed with the Irish Companies Registration Office, effective as of October 8, 2025.

This summary does not purport to be complete and is qualified in its entirety by reference to the Articles of Association of the Company effective as of October 8, 2025, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events.

On October 14, 2025, the Company mailed a letter to its shareholders, including brokers holding Ordinary Shares and Preferred Shares on behalf of beneficial holders, to notify them of the Issuance and provide certain other information in relation to the ownership of the Preferred Shares. A copy of the shareholder letter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description
3.1	Memorandum and Articles of Association of Mallinckrodt plc, effective as of October 8, 2025
4.1	Mallinckrodt plc 2025 Preferred Share Terms
99.1	Letter to Shareholders and Brokers, dated October 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

Date: October 15, 2025	By:	/s/ Mark Tyndall
	Name:	Mark Tyndall
	Title:	Executive Vice President and Chief Legal Officer & Corporate Secretary